Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2001 Nonstatutory Stock Option Plan, as amended, of Linear Technology Corporation, of our report dated July 19, 2002, with respect to the consolidated financial statements of Linear Technology Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Jose, California
January 15, 2003